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                                                                    EXHIBIT 23.3




                          INDEPENDENT AUDITOR'S CONSENT


        We hereby consent to the use in this Registration Statement No. 333-49866 on Form S-4 for Humboldt Bancorp of our report dated February 3, 2000, except for Note 10, as to which the date is March 16, 2000, relating to the consolidated financial statements of Tehama Bancorp and Subsidiary for the years ended December 31, 1997, 1998 and 1999, and to the reference to our Firm under the heading "Experts" in the joint proxy statement/prospectus, which is part of this Registration Statement.



                                                     /s/ PERRY-SMITH LLP
                                                     ---------------------------

                                                     Sacramento, California
                                                     February 1, 2001